UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

Gladstone Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	814-00704	83-0423116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	GAIN	The Nasdaq Stock Market LLC
6.250% Series D Cumulative Term Preferred Stock, $0.001 par value per share	GAINM	The Nasdaq Stock Market LLC
6.375% Series E Cumulative Term Preferred Stock, $0.001 par value per share	GAINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement

On May 21, 2020, Gladstone Investment Corporation (the “Company”) entered into separate sales agreements, each dated May 21, 2020 (collectively, the “Sales Agreements”), with Gladstone Management Corporation, Gladstone Administration, LLC, and Wedbush Securities Inc. and Virtu Americas LLC (each a “Sales Agent” and, collectively, the “Sales Agents”), providing for the issuance of up to $50 million in aggregate liquidation preference of shares of the Company’s 6.375% Series E Cumulative Term Preferred Stock, par value $0.001 per share (“Series E Term Preferred Stock”). The shares will be offered pursuant to the Company’s registration statement on Form N-2 (File No. 333-232124) declared effective by the Securities and Exchange Commission on July 24, 2019 and the base prospectus dated July 24, 2019 and prospectus supplement dated May 21, 2020. Subject to the terms of the Sales Agreements, the Sales Agents are not required to sell any specific number or dollar amount of securities but will act as the Company’s sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agents and the Company.

The Sales Agents will be entitled to compensation under the terms of the Sales Agreements at a commission of up to 2.0% of the gross sales price per share of Series E Term Preferred Stock sold pursuant to the Sales Agreements. In connection with the sale of Series E Term Preferred Stock on the Company’s behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. The Company has also agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

The foregoing description of the Sales Agreements is not complete and is qualified in its entirety by reference to the full text of the Sales Agreements, which are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

On May 21, 2020, Proskauer Rose LLP delivered its legality opinion with respect to the shares of the Series E Term Preferred Stock to be sold pursuant to the prospectus and accompanying prospectus supplement, which is attached hereto as Exhibit 5.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2020, the Company executed and filed with the Secretary of State of the State of Delaware a Certificate of Increase of Shares Designated as 6.375% Series E Cumulative Term Preferred Stock due 2025 of Gladstone Investment Corporation (the “Certificate of Increase”), which amended the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of preferred stock, par value $0.001 per share, of the Company designated as Series E Term Preferred Stock from 3,500,000 shares to 5,990,000 shares. The Certificate of Increase became effective upon filing. A copy of the Certificate of Increase is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Sales Agreement, dated as of May 21, 2020, by and among the Company, Gladstone Management Corporation, Gladstone Administration, LLC and Wedbush Securities Inc.

1.2	Sales Agreement, dated as of May 21, 2020, by and among the Company, Gladstone Management Corporation, Gladstone Administration, LLC and Virtu Americas LLC.

3.1	Certificate of Increase of Shares Designated as 6.375% Series E Cumulative Term Preferred Stock due 2025 of Gladstone Investment Corporation

5.1	Opinion of Proskauer Rose LLP, dated May 21, 2020.

23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation

Date: May 21, 2020	By:	/s/ Julia Ryan
Julia Ryan
Chief Financial Officer and Treasurer